UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 15, 2014

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	RS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of the Board of Directors on June 20, 2014, the Board voted unanimously to increase the number of Directors on the Board from four to five, and to appoint Keith J. Behrens as the Company’s fifth Director, both effective upon Mr. Behrens’s acceptance. Mr. Behrens accepted his appointment by filing his initial Form 3 with the Securities and Exchange Commission on July 15, 2014.

There were no arrangements or understandings between Mr. Behrens and any other person pursuant to which he was appointed as a member of the Board of Directors. Mr. Behrens has not been, nor is he expected to be named as a member of any committee of the Board of Directors, and there have been no transactions between Mr. Behrens and the Company required to be disclosed by Item 404(a) of Regulation S-K. In connection with his appointment and to induce his acceptance, Mr. Behrens was awarded 200,000 stock options under the Company’s 2010 Stock Incentive Plan, which vested immediately, and are exercisable for a term of five years from July 15, 2014 until July 10, 2019 at a strike price of $2.49 per share (being the closing price on July 10, 2014, the date the options were granted).

The Company is pleased to welcome Mr. Behrens to the Board of Directors.

Item 8.01 Other Events.

On July 16, 2014, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of July 2014.

Enservco Corporation

By: /s/ Rick D. Kasch_
Rick D. Kasch, President

2